MEMORANDUM


FOR        Neal L. Patterson

FROM       Neal Patterson, Cliff Illig

DATE       May 27, 1997

SUBJECT    CPP Participation

REQUIRED
ACTION     Review Documentation


This memo serves as formal documentation for your Cerner Performance Plan (CPP) for Q2-Q4 of 1997. Details regarding your CPP for Q1 of 1997 can be found in your compensation letter dated February 26, 1997. As a reminder, your annual CPP opportunity is $225,000.

Effective 4/1/97, your 1997 Cerner Performance Plan will be comprised of the following metrics:
-    Corporate EPS Growth
-    Long Term EPS Growth

These   CPP   metrics   carry  an  opportunity   for   "over
achievement", with the potential to earn up to 130%  of  the
target   bonus   level  when  actual  attainment   surpasses
objectives.

Relative to your specific Cerner Performance Plan, in your role as an executive of this company, we feel strongly that a portion of your variable cash compensation be tied directly to Corporate Earnings Per Share (EPS) Growth. The EPS targets that we have established are tied directly to the financial plan for the company, set somewhat higher than current street expectations but squarely reflective of the bookings and spending plans (at control plan level) created by the broad management team. The Corporate EPS Growth metric has cumulative year-to-date targets as follows:


Corporate EPS
Growth             Q1       Q2       Q3       Q4
--------------------------------------------------
75% Payout         N/A     $0.15   $0.28     $0.42
100% Payout       $0.06    $0.16   $0.32     $0.50
120% Payout       $0.08    $0.20   $0.39     $0.60
130% Payout       $0.10    $0.24   $0.46     $0.70


Long Term EPS Growth is based on growing long term shareholder value. This metric will be phased in over a three year period. For 1997, Long Term EPS Growth targets will be equal to the Corporate EPS targets above. Beginning in January of 1998, Long Term Growth targets will be established and published.

Your participation in CPP is terminated immediately in the event of termination of employment. You will be entitled to payment for any earned but not paid amounts. Payments are considered earned only for completed quarters; i.e., if participation is terminated before the end of the quarter, no incentives will be paid for that quarter.

This plan may be modified during the plan year to coincide with corporate objectives.



/s/Neal L. Patterson                   /s/Clifford W. Illig
Neal L. Patterson                      Clifford W. Illig
Chairman and Chief                     President and Chief
Executive Officer                      Operating Officer